                                                                    Exhibit 23.2


                        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Consulting Agreement with Stephen Krause, Agreement with Atlas, Pearlman, Trop & Borkson, P.A. and Agreement with Sidney Levine of our report dated February 26, 1999, except for Note 9, as to which the date is March 18, 1999, with respect to the financial statements of Peachtree FiberOptics, Inc. for the year ended December 31, 1998 included in its Annual Report (Form 10-K) filed with the Securities and Exchange Commission.


                                             /s/ Ernst & Young LLP



Atlanta, Georgia
November 19, 1999